Exhibit 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2019 RESULTS

PEORIA, ILLINOIS, January 22, 2020 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2019 net earnings of $53.4 million ($1.18 per share), compared to net losses of  $20.7 million (-$0.46 per share) for the fourth quarter of 2018. Operating earnings(1) for the fourth quarter of 2019 were $28.6 million ($0.63 per share), compared to $17.8 million ($0.40 per share) for the same period in 2018.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2019	2018	2019	2018
Net earnings (loss)	$1.18	$(0.46)	$4.23	$1.43
Operating earnings (1)	$0.63	$0.40	$2.57	$2.05

(1)See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $16.5 million on a combined ratio(1) of 92.4.
•	6% increase in gross premiums written.
•	Net favorable development in prior years’ loss reserves, resulting in a $16.2 million net increase in underwriting income.
•	Special dividend of $1.00 per share, representing $44.9 million returned to shareholders.

Highlights for the year included:

•	Underwriting income(1) of $67.6 million on a combined ratio(1) of 91.9.
•	8% increase in gross premiums written and 11% increase in net investment income.
•	Net favorable development in prior years’ loss reserves, resulting in a $62.8 million net increase in underwriting income.
•	24th consecutive year of underwriting profit(1).
•	Book value per share of $22.18, an increase of 33% from year-end 2018, inclusive of dividends.

“RLI achieved strong financial results in 2019, surpassing $1 billion in gross premiums written and statutory surplus for the first time in our company’s history,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Favorable market and competitive conditions supported consistent top line growth during the quarter and year. Through the efforts of our talented underwriters, we achieved an overall combined ratio of 91.9, marking our 24th consecutive year of underwriting profit. Book value grew 33% in 2019, a hallmark of our financial strength that allows us to provide customers and shareholders with exceptional value. RLI continues to be a reliable insurance carrier with a consistent risk appetite that offers protection and stability to its customers during times of change. I want to thank all RLI associates for their commitment to our customers and contributions to our performance during the year. We will remain focused on continuing the positive momentum in 2020.”

Underwriting Income

RLI had $16.5 million of underwriting income in the fourth quarter of 2019 on a 92.4 combined ratio, compared to $2.2 million of underwriting income on a 98.9 combined ratio in the same quarter for 2018.

For the year, RLI achieved $67.6 million of underwriting income on a 91.9 combined ratio, compared to $41.6 million on a 94.7 combined ratio in 2018. Results for both years include net favorable development in prior years’ loss reserves, which totaled $62.8 million and  $44.3 million for 2019 and 2018, respectively.

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The following table highlights underwriting income and combined ratios for the year by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2019	2018		2019	2018
Casualty	$20.6	$11.1	Casualty	96.3	97.9
Property	18.2	0.9	Property	88.9	99.4
Surety	28.8	29.6	Surety	75.3	75.0
Total	$67.6	$41.6	Total	91.9	94.7

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

RLI’s net investment income for the quarter increased 4.8% to $17.8 million, compared to the same period in 2018. For the year ended December 31, 2019, net investment income was $68.9 million versus $62.1 million for the same period in 2018. The investment portfolio’s total return was 1.8% for the quarter and 11.6% for the year.

Comprehensive earnings were $47.9 million for the quarter ($1.06 per share),  compared to -$12.9 million (-$0.29 per share) for the same quarter in 2018.  Full-year comprehensive earnings were $258.7 million ($5.72 per share), compared to $30.2 million ($0.67 per share) in 2018. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was $0.7 million for the quarter, reflecting seasonal sales results. Equity in earnings of Prime Holdings Insurance Services, Inc., a specialty insurance company, was $2.5 million.  Comparatively, for the fourth quarter of 2018, equity in earnings of unconsolidated investees from Maui Jim and Prime was -$0.8 million and $1.0 million, respectively. For the year ended December 31, 2019, equity in earnings of unconsolidated investees was $13.6 million from Maui Jim and $7.4 million from Prime, compared to $12.5 million and $3.6 million, respectively, for the prior year. During the quarter, RLI received a $13.2 million dividend from Maui Jim, which resulted in a tax benefit on dividends received from affiliates of $1.8 million ($0.04 per share).

Special and Regular Dividends

On December  20, 2019,  the company paid a special cash dividend of $1.00 per share and a regular quarterly dividend of $0.23 per share for a combined total of $55.2 million. RLI has paid dividends for 174 consecutive quarters and increased regular dividends in each of the last 44 years. Over the last 10 years, the company has returned nearly $1.25 billion to shareholders and the regular quarterly dividend has grown an average of 5.1% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2019 financial highlights below.

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Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the fourth quarter, the company’s A+ (Superior) financial strength rating was affirmed by AM Best Company for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

At 10 a.m. central standard time (CST) tomorrow, January 23, 2020, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/yth7kqwv.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2018.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 44 consecutive years and delivered underwriting profits for 24 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2019	2018	2019	2018
		4th Qtr	4th Qtr	12 Mos.	12 Mos.
Operating Earnings Per Share(1)		$0.63	$0.40	$2.57	$2.05

Specific items included in operating earnings per share:(2) (3)
•	Net favorable development in casualty prior years' reserves	$0.30	$0.20	$0.98	$0.55
•	Net favorable (unfavorable) development in property prior years' reserves	$(0.03)	$-	$(0.01)	$0.07
•	Net favorable (unfavorable) development in surety prior years' reserves	$-	$(0.04)	$0.11	$0.12
•	Catastrophe impact
	▪ 2019 storms	$(0.02)	$-	$(0.14)	$-
	▪ 2018 and prior events	$0.01	$(0.34)	$0.02	$(0.57)
•	Gain from tax benefit of special dividend to ESOP(4)	$0.01	$0.01	$0.01	$0.01
•	Gain from tax benefit applicable to Maui Jim dividend(5)	$0.04	$-	$0.04	$-
•	Gain from tax benefit of change in corporate tax law(6)	$-	$0.05	$-	$0.05

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)	Dividends paid on employer securities in an ESOP are fully deductible from taxable income and resulted in a 21% tax benefit.
(5)

As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7.35%) as compared to the corporate capital gains tax rate (21%) on which tax estimates were based.

(6)	The gain reflects the tax benefit of applying the rules enacted under the Tax Cuts and Jobs Act of 2017.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2019	2018	% Change	2019	2018	% Change
Net premiums earned	$215,626	$204,002	5.7%	$839,111	$791,366	6.0%
Net investment income	17,775	16,962	4.8%	68,870	62,085	10.9%
Net realized gains	477	15,507	(96.9)%	17,520	63,407	(72.4)%
Net unrealized gains (losses) on equity securities	30,876	(64,200)	-	78,090	(98,735)	-
Consolidated revenue	$264,754	$172,271	53.7%	$1,003,591	$818,123	22.7%

Loss and settlement expenses	$106,210	$123,888	(14.3)%	$413,416	$428,193	(3.5)%
Policy acquisition costs	74,111	66,265	11.8%	288,697	267,738	7.8%
Insurance operating expenses	18,833	11,612	62.2%	69,430	53,803	29.0%
Interest expense on debt	2,005	1,861	7.7%	7,588	7,437	2.0%
General corporate expenses	3,544	1,556	127.8%	12,686	9,427	34.6%
Total expenses	$204,703	$205,182	(0.2)%	$791,817	$766,598	3.3%

Equity in earnings of unconsolidated investees	3,167	203	-	20,960	16,056	30.5%
Earnings (loss) before income taxes	$63,218	$(32,708)	-	$232,734	$67,581	244.4%
Income tax expense (benefit)	9,840	(12,048)	-	41,092	3,402	-
Net earnings (loss)	$53,378	$(20,660)	-	$191,642	$64,179	198.6%

Other comprehensive earnings (loss), net of tax	(5,461)	7,772	-	67,045	(33,997)	-
Comprehensive earnings (loss)	$47,917	$(12,888)	-	$258,687	$30,182	-

Operating earnings(1):

Net earnings (loss)	$53,378	$(20,660)	-	$191,642	$64,179	198.6%
Less:
Realized gains	(477)	(15,507)	(96.9)%	(17,520)	(63,407)	(72.4)%
Income tax on realized gains	100	3,256	(96.9)%	3,679	13,315	(72.4)%
Unrealized (gains) losses on equity securities	(30,876)	64,200	-	(78,090)	98,735	-
Income tax on unrealized gains (losses) on equity securities	6,484	(13,482)	-	16,399	(20,734)	-
Operating earnings	$28,609	$17,807	60.7%	$116,110	$92,088	26.1%

Return on Equity:
Net earnings (trailing four quarters)				20.6%	7.6%
Comprehensive earnings (trailing four quarters)				27.8%	3.6%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,409	44,497		45,257	44,835

Net earnings (loss) per share	$1.18	$(0.46)	-	$4.23	$1.43	195.8%
Less:
Realized gains	(0.01)	(0.35)	(97.1)%	(0.38)	(1.42)	(73.2)%
Income tax on realized gains	-	0.07	(100.0)%	0.08	0.30	(73.3)%
Unrealized (gains) losses on equity securities	(0.68)	1.44	-	(1.72)	2.20	-
Income tax on unrealized gains (losses) on equity securities	0.14	(0.30)	-	0.36	(0.46)	-
EPS from operations(1)	$0.63	$0.40	57.5%	$2.57	$2.05	25.4%

Comprehensive earnings (loss) per share	$1.06	$(0.29)	-	$5.72	$0.67	-

Cash dividends per share - ordinary	$0.23	$0.22	4.5%	$0.91	$0.87	4.6%
Cash dividends per share - special	$1.00	$1.00	0.0%	$1.00	$1.00	0.0%

Net Cash Flow provided by Operations	$90,155	$53,733	67.8%	$276,917	$217,102	27.6%

(1)	See discussion above: Non-GAAP and Performance Measures.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2019	2018	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$1,983,086	$1,760,515	12.6%
(amortized cost - $1,915,278 at 12/31/19)
(amortized cost - $1,776,465 at 12/31/18)
Equity securities, at fair value	460,630	340,483	35.3%
(cost - $262,131 at 12/31/19)
(cost - $220,373 at 12/31/18)
Other invested assets	70,441	51,542	36.7%
Cash and cash equivalents	46,203	41,690	10.8%
Total investments and cash	$2,560,360	$2,194,230	16.7%

Premiums and reinsurance balances receivable	160,369	152,576	5.1%
Ceded unearned premiums	93,656	71,174	31.6%
Reinsurance balances recoverable on unpaid losses	384,517	364,999	5.3%
Deferred policy acquisition costs	85,044	84,934	0.1%
Property and equipment	53,121	54,692	(2.9)%
Investment in unconsolidated investees	103,836	94,967	9.3%
Goodwill and intangibles	54,127	54,534	(0.7)%
Other assets	50,691	32,959	53.8%
Total assets	$3,545,721	$3,105,065	14.2%

Unpaid losses and settlement expenses	$1,574,352	$1,461,348	7.7%
Unearned premiums	540,213	496,505	8.8%
Reinsurance balances payable	25,691	22,591	13.7%
Funds held	83,358	72,309	15.3%
Income taxes - deferred	56,727	24,238	134.0%
Bonds payable, long-term debt	149,302	149,115	0.1%
Accrued expenses	66,626	45,124	47.7%
Other liabilities	54,064	26,993	100.3%
Total liabilities	$2,550,333	$2,298,223	11.0%
Shareholders' equity	995,388	806,842	23.4%
Total liabilities & shareholders' equity	$3,545,721	$3,105,065	14.2%

OTHER DATA:

Common shares outstanding (in 000's)	44,869	44,504

Book value per share	$22.18	$18.13	22.3%
Closing stock price per share	$90.02	$68.99	30.5%

Statutory surplus	$1,029,671	$829,775	24.1%

RLI CORP

2019 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2019

Gross premiums written	$179,542		$64,638		$29,650		$273,830
Net premiums written	141,963		47,956		27,945		217,864
Net premiums earned	142,791		43,828		29,007		215,626
Net loss & settlement expenses	82,994	58.1%	20,680	47.2%	2,536	8.7%	106,210	49.3%
Net operating expenses	53,848	37.7%	19,017	43.4%	20,079	69.3%	92,944	43.1%
Underwriting income (loss) (1)	$5,949	95.8%	$4,131	90.6%	$6,392	78.0%	$16,472	92.4%

2018

Gross premiums written	$177,665		$47,822		$31,916		$257,403
Net premiums written	147,615		34,710		30,103		212,428
Net premiums earned	136,404		37,822		29,776		204,002
Net loss & settlement expenses	83,372	61.1%	33,429	88.4%	7,087	23.8%	123,888	60.7%
Net operating expenses	44,333	32.5%	15,659	41.4%	17,885	60.1%	77,877	38.2%
Underwriting income (loss) (1)	$8,699	93.6%	$(11,266)	129.8%	$4,804	83.9%	$2,237	98.9%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2019

Gross premiums written	$704,192		$241,425		$119,385		$1,065,002
Net premiums written	564,979		181,974		113,384		860,337
Net premiums earned	558,458		164,022		116,631		839,111
Net loss & settlement expenses	330,156	59.1%	73,614	44.9%	9,646	8.3%	413,416	49.3%
Net operating expenses	207,701	37.2%	72,265	44.0%	78,161	67.0%	358,127	42.6%
Underwriting income (loss) (1)	$20,601	96.3%	$18,143	88.9%	$28,824	75.3%	$67,568	91.9%

2018

Gross premiums written	$654,194		$202,917		$126,105		$983,216
Net premiums written	547,177		155,601		120,397		823,175
Net premiums earned	523,472		149,261		118,633		791,366
Net loss & settlement expenses	329,763	63.0%	83,822	56.2%	14,608	12.3%	428,193	54.1%
Net operating expenses	182,569	34.9%	64,555	43.2%	74,417	62.7%	321,541	40.6%
Underwriting income (loss) (1)	$11,140	97.9%	$884	99.4%	$29,608	75.0%	$41,632	94.7%

(1)	See discussion above: Non-GAAP and Performance Measures.